Exhibit 10

OVERSEAS SHIPHOLDING GROUP, INC.

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

(Effective as of July 1, 2008)

Article 1 - Introduction

The purpose of the Overseas Shipholding Group, Inc. Non-Employee Director Deferred Compensation Plan (the “Plan”) is to provide an opportunity for directors of Overseas Shipholding Group, Inc. (the “Company”) who are not employees of the Company or a Subsidiary (as defined in Section 2.26) the ability to defer any Eligible Director Fees (as defined in Section 2.15).  Participants in the Plan are permitted to defer all or a portion of their Eligible Director Fees to the Cash Account and/or Phantom Share Account (as defined in Sections 2.5 and 2.20, respectively), as elected by the Participant.  The Company believes that the Plan enhances its ability to attract and retain directors of outstanding competence.

The shares of Common Stock available for issuance under this Plan shall be issued from treasury shares of Common Stock.  The issuance of shares of Common Stock pursuant to this Plan shall be exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(2) thereof.

This Plan is intended to comply with the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent.  To the extent that any payment or benefit hereunder is subject to Section 409A, it shall be paid in a manner that will comply with Section 409A.

Article 2 - Definitions

2.1                                 Account – means, with respect to each Participant, the total of a Participant’s Cash Account and Phantom Share Account.

2.2                                Award Date – means the date that Eligible Director Fees would otherwise be paid to a Participant if the Participant did not elect to participate in the Plan.

2.3                                Beneficiary – means a beneficiary or beneficiaries designated by the Participant under Article 9.

2.4                                Board – means the Board of Directors of the Company.

2.5                                Cash Account – means the account to which the Company will make a book entry to credit the portion of Eligible Director Fees that a Participant elects to defer under the Plan and deem invested in cash equivalents based on the Company’s long-term borrowing rate under the Company’s principal credit facility.

2.6                                Change in Control – means, and shall be deemed to have occurred upon, any of the following events, provided that such an event is a Change in Control Event within the meaning of Code Section 409A:

(a)                                 any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any Subsidiary, any employee benefit plan sponsored or maintained by the Company, or any Subsidiary (including any trustee of any such plan acting in his capacity as trustee), becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company; provided, that no Change in Control will be deemed to have occurred as a result of an increase in ownership percentage in excess of thirty percent (30%) resulting solely from an acquisition of securities by the Company unless and until such person acquires additional shares of the Company;

(b)                                there is a merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions or a liquidation of the Company, (a “Transaction”), other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity in approximately the same proportion as they had in the Company immediately prior to the Transaction; or

(c)                                 during any period of twelve (12) consecutive months beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing, unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board.

2.7                                Code – means the Internal Revenue Code of 1986, as amended from time to time.

2.8                                Committee – means the Corporate Governance and Nominating Committee of the Board.  If the Board removes the Committee for any reason, “Committee” means the Board.  If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of the Plan or any interpretations or other actions of the Committee.

2.9                                Common Stock – means Common Stock of the Company, par value $1.00 per share.

2.10                          Company – means Overseas Shipholding Group, Inc., a corporation organized under the laws of the State of Delaware (or any successor).

2.11                          Deemed Dividends – means the amount of dividends (whether stock or cash), if any, which are declared on a share of Common Stock multiplied by the number of Phantom Shares credited to a Participant’s Phantom Share Account.

2.12                          Deferral Agreement – means an agreement executed by a Participant setting forth his or her election to defer receipt of his or her Eligible Director Fees and an authorization for the Company to credit such amount to a book entry Account maintained by the Company on behalf of the Participant.  A Deferral Agreement shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Company or Committee.

2.13                          Disability – means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that may result in death and, in any case, is expected to continue for a period of not less than 12 months.

2.14                          Effective Date – means the effective date of the Plan as provided in Section 12.13.

2.15                          Eligible Director Fees – means the following amounts, if any, earned by a Participant in connection with service on the Board performed during a Plan Year: (i) retainer fees earned by a Participant for service on the Board as a director or lead director during a Plan Year; (ii) fees paid for attendance during a Plan Year at Board meetings or meetings of any committee thereof in which the Participant is a member; (iii) fees earned by a Participant for services performed as a chair of any committee of the Board during a Plan Year; or (iv) any other amounts determined by the Committee in its sole discretion consistent with Section 409A (including Common Stock or restricted stock units).  Eligible Director Fees shall not include expense reimbursements.

2.16                          Exchange Act – means the Securities Exchange Act of 1934, as amended.

2.17                          Fair Market Value – means, as applied to any date,

(a)                                 with respect to the Common Stock, if the Common Stock is listed or admitted to trading on such date on The New York Stock Exchange or another national securities exchange, or quoted through the Nasdaq Stock Market, Inc. (“Nasdaq”), the closing sales price of a share as reported on the relevant composite transaction tape, if applicable, or on such principal exchange (determined by trading value in the Common Stock) or through Nasdaq, as the case may be, on such date, or in the absence of reported sales on such day, the mean between the reported bid and asked prices reported on such composite transaction tape or exchange or through Nasdaq, as the case may be, on such date; or if the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through Nasdaq, the mean between the bid and asked prices as quoted by Nasdaq on such date; or

(b)                                if the Common Stock is not listed or quoted on a national securities exchange or through Nasdaq, and the Committee determines that the Fair Market Value determined pursuant to (a) above does not properly reflect the Fair Market Value, by such other method as the Committee determines to be reasonable and consistent with applicable law.

2.18                          Participant – means a director of the Company who satisfies the eligibility requirements under Article 5 of the Plan and elects to participate in the Plan in accordance with its terms.

2.19                          Phantom Share – means a unit of measurement equivalent to one share of Common Stock but with none of the attendant rights of a stockholder of a share of Common Stock, including the right to vote (if any); except that a Phantom Share shall have the right to Deemed Dividends as described in Article 8. The Fair Market Value of a Phantom Share on any date shall be deemed to be the Fair Market Value of a share of Common Stock on that date.

2.20                          Phantom Share Account – means the account to which the Company will make a book entry to credit the portion of Eligible Director Fees that a Participant elects to defer under the Plan and deem invested in Phantom Shares, and any Deemed Dividends thereon.

2.21                          Plan – means the Overseas Shipholding Group, Inc. Non-Employee Director Deferred Compensation Plan, as amended from time to time.

2.22                          Plan Year – means the calendar year.

2.23                          Rule 16b-3 – means the “short-swing” profit recovery rule pursuant to Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or any successor provision.

2.24                          Section 409A – means Section 409A of the Code, including the final regulations promulgated thereunder or any other guidance issued by the Secretary of the Treasury or the Internal Revenue Service with respect thereto.

2.25                          Separation from Service – means a “separation from service” (as defined in Section 409A) as a director of the Company for any reason whatsoever, including, but not limited to, death, retirement, resignation, Disability, and dismissal (with or without cause).

2.26                          Subsidiary – means any “subsidiary corporation” within the meaning of Section 424(f) of the Code.  An entity shall be deemed a Subsidiary of the Company only for such periods as the requisite ownership relationship is maintained.

2.27                          Unforeseeable Emergency — means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, or of a spouse, a Beneficiary, or a dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The circumstances constituting an unforeseeable emergency shall depend on the facts of each case, but in any event, shall not be made to the extent that such emergency is or may be relieved:  (a) through liquidation or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of deferrals under this Plan.  In addition to the requirements set forth in clauses (a), (b), and (c) above, as a precondition to an unforeseen emergency, a Participant must have obtained all distributions, other than hardship distributions of salary reduction contributions under a cash-or-deferred arrangement maintained by any employer pursuant to a plan qualified under Section 401(a) of the Code which contains a cash-or-deferred arrangement and other than amounts available under another nonqualified deferred compensation plan due to the unforeseeable emergency.  This definition is intended to comply with Section 409A.

Article 3 - Common Stock

Shares of Common Stock that may be issued under the Plan shall be funded from the Company’s treasury shares.

Article 4 - Administration

4.1                                The Plan shall be administered by the Committee.  The Committee may select an administrator or any other person to whom its duties and responsibilities hereunder may be delegated.  The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable.  All interpretations, determinations and decisions of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties with respect to all matters relating to the Plan.

4.2                                The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent.  The Committee may, in its sole discretion, designate an agent to administer the Plan, keep records, send Account statements to Participants and to perform other duties relating to the Plan, as the Committee may request from time to time.  The Committee may adopt, amend or repeal any guidelines or requirements necessary for the delivery of the Common Stock or for the administration of the Plan.

4.3                                The Company shall, to the fullest extent permitted by law and the Certificate of Incorporation and By-laws of the Company, indemnify each director or employee of the Company and its Subsidiaries (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company or a Subsidiary, except in instances where any such person engages in fraud or acts in bad faith.  To the extent permitted by law, such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder.  Such indemnification shall be in addition to any rights of indemnification the person may have as a director or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company.  Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

Article 5 - Eligibility

Any director of the Company who is not an active employee of the Company or any of its Subsidiaries shall be eligible to participate in the Plan.

Article 6 - Timing and Manner of Deferrals

6.1                                Timing of Deferral Elections

No later than December 31 immediately prior to the beginning of a Plan Year, each Participant may voluntarily elect to defer all or a portion of his or her Eligible Director Fees to be earned with respect to services performed by a Participant on behalf of the Company during such Plan Year in accordance with Section 6.2, as elected in a Deferral Agreement.  Notwithstanding the foregoing, if a Participant first becomes eligible to participate in the Plan during a Plan Year, such Participant may elect to participate in the Plan with respect to Eligible Director Fees that would otherwise be earned for services performed during that Plan Year no later than 30 days following the date such director first becomes a Participant; provided, however, that such election shall apply only to Eligible Director Fees earned subsequent to the date on which a valid Deferral Agreement is received by the Board from the Participant.

With respect to any Plan Year, a Deferral Agreement is irrevocable on and after the date the Deferral Agreement must be submitted to the Company in accordance with procedures established by the Committee, and is valid solely for the Plan Year to which the election relates.  If no new Deferral Agreement is timely made or filed in accordance with procedures established by the Committee with respect to any subsequent Plan Year, Eligible Director Fees earned during the subsequent Plan Year may not be deferred under the Plan.

6.2                                Amount of Deferral

A Participant may voluntarily elect to defer all or a portion of his or her Eligible Director Fees in 25% increments, which percentage shall apply (i) equally to all types of fees earned by a Participant during the Plan Year, or (ii) in the Committee’s sole discretion, only to certain types of fees earned by a Participant during the Plan Year, in either case as elected by the Participant in a Deferral Agreement.

6.3                                Election to Defer Eligible Director Fees into the Cash Account or Phantom Share Account

A Participant who elects to defer Eligible Director Fees in accordance with Sections 6.1 and 6.2 shall also elect whether to credit Eligible Director Fees into the Cash Account or the Phantom Share Account in 25% increments, which election shall apply equally to all Eligible Director Fees credited to the Cash Account or the Phantom Share Account.  Such election shall be made under the Deferral Agreement.

(a)                                 Election to Credit Eligible Director Fees into the Cash Account.  If a Participant elects to defer Eligible Director Fees into the Cash Account, the Company shall credit the Participant’s Cash Account, on each applicable Award Date, with an amount equal to the dollar amount of the Eligible Director Fees that the Participant elects to defer into the Cash Account.  The Company shall credit the Participant’s Cash Account with interest on the first business day of each calendar quarter at a rate equal to the Company’s then long-term borrowing rate under the Company’s principal credit facility.

(b)                                Election to Credit Eligible Director Fees into the Phantom Share Account.  If a Participant elects to defer Eligible Director Fees into the Phantom Share Account, the Company shall credit the Participant’s Phantom Share Account, on each applicable Award Date, with a number of Phantom Shares (in whole and fractional shares) determined by dividing (x) the dollar amount of the Participant’s Eligible Director Fees that the Participant elects to defer into the Phantom Share Account in accordance with the Participant’s Deferral Agreement by (y) the Fair Market Value of a share of Common Stock on each applicable Award Date.  A Participant shall not have rights in respect of the shares of Common Stock until such shares are distributed in accordance with Section 7.2 below.

(c)                                 Transfers Between Accounts.  Amounts credited to one Account may not be transferred into another Account.

Article 7 - Vesting and Distribution

7.1                                Vesting

A Participant’s Account shall be fully vested at all times.

7.2           Distribution of Account

(a)                                 Except as otherwise provided in Article 11 and Section 12.1 hereof, a Participant’s Account shall be distributed to the Participant (or, in the case of a Participant’s death, his or her Beneficiary) in its entirety no later than sixty (60) days after the earliest to occur of the following: (i) a Participant’s Separation from Service; (ii) a Change in Control; or (iii) the date designated in a Deferral Agreement, which date shall be either 3, 5 or 10 years from the Award Date, unless a subsequent deferral election is made pursuant to Section 7.2(b).  Any distribution delayed pursuant to Section 12.1(b) hereof shall be made as soon as practicable following the six-month anniversary of the date on which the underlying Phantom Share was credited to the Participant’s Phantom Share Account.  A Participant’s Phantom Share Account shall be distributed in Common Stock, and a Participant’s Cash Account shall be distributed in a lump sum cash payment.  Fractional shares of Common Stock shall be rounded-down for fractions less than one-half and rounded-up for fractions equal to or greater than one-half.  No cash settlements shall be made with respect to fractional shares eliminated by rounding.

(b)                                Notwithstanding the foregoing, if the Committee shall so permit, a Participant may elect to extend the deferral period and thereby defer payment of the deferred amount plus earnings thereon, provided that the Participant’s subsequent deferral election:  (i) may not be effective until 12 months after the date the subsequent election is made; (ii) the subsequent election must be made at least 12 months prior to the date the payment would otherwise be made; and (iii) the payment is delayed by at least five years from the original payment date under Section 7.2(a)(iii) (or any subsequent election).

7.3           Unforeseeable Emergency

If a Participant suffers an Unforeseeable Emergency, as defined herein, the Board, in its sole discretion, may pay as soon as administratively feasible to the Participant only that portion, if any, of his or her account that the Board determines is necessary to satisfy the emergency need, including any amount necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution.  A Participant requesting an emergency payment pursuant to this Section 7.3 shall apply for the payment in writing in a form approved by the Board and shall provide such additional information as the Board may require.

Article 8 - Deemed Dividends

At such time or times as any dividends on Common Stock shall be distributed to the Company’s stockholders, the Company shall credit Deemed Dividends to the Participant’s Phantom Share Account, as applicable.  Deemed Dividends so credited to the Participant’s Phantom Share Account that are cash dividends shall be deemed reinvested in shares of Common Stock (based on the Fair Market Value of such shares on the date the dividend is paid).

Article 9 - Designation of Beneficiary

A Participant may designate one or more Beneficiaries to receive the Participant’s benefits under the Plan in the event of his or her death.  Such designation, or any change therein, must be in writing in a form acceptable to the Committee and shall be effective upon receipt by the Committee.  If there is no effective Beneficiary designation, the Participant’s Beneficiary shall be the Participant’s estate.  Upon the acceptance by the Committee of a new Beneficiary designation form, all Beneficiary designations previously filed shall be canceled.  The Committee shall be entitled to rely on the last Beneficiary designation form filed by the Participant and accepted by the Committee prior to his or her death.

Article 10 - Adjustments

In the event of a stock dividend, stock split, reverse stock split, combination or reclassification of shares, recapitalization, merger, consolidation, exchange, spin-off or otherwise which affects the Common Stock, the Committee shall make appropriate equitable adjustments in:

(a)                                 the number or kind of shares of Common Stock or securities with respect to which Phantom Shares shall be awarded;

(b)                                the number and kind of shares of Common Stock remaining subject to outstanding Phantom Shares;

(c)                                 the number of Phantom Shares credited to the Phantom Share Account of each Participant; and

(d)                                the method of determining the value of Phantom Shares.

Article 11 - Amendment or Termination of Plan

The Company reserves the right to amend, terminate or freeze the Plan at any time, subject to the requirements of Section 409A, by action of its Board (or a duly authorized committee thereof) or the Committee, provided that no such action shall adversely affect a Participant’s rights under the Plan with respect to Eligible Director Fees that have been deferred before the date of such action.  Notwithstanding the foregoing, the Company may shorten the deferral period in accordance with Section 409A in its sole discretion.  No amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval of such amendment is required to comply with any applicable law, regulation or stock exchange rule.  Upon termination of the Plan, a Participant’s Account shall be distributed solely in accordance with the requirements of Section 409A.  Upon freezing of the Plan, all Eligible Director Fees deferred under the Plan prior to freezing shall continue to be held under the Plan in accordance with Section 7.2.  Notwithstanding the foregoing, the Company may amend the Plan to comply with Section 409A.

Article 12 - Miscellaneous Provisions

12.1         No Distribution; Compliance with Legal Requirements

(a)                                 The Committee may require each person acquiring shares of Common Stock under the Plan to represent to, and agree with, the Company in writing that such person is acquiring the shares without a view to distribution thereof.  Notwithstanding anything herein to the contrary, no shares of Common Stock shall be issued until all applicable securities laws and other legal and stock exchange requirements have been satisfied.  The Committee may require the placing of such stop-orders and restrictive legends on certificates for Common Stock as it deems appropriate.

(b)                                Notwithstanding anything herein to the contrary, in no event shall a share of Common Stock be issued in relation to a Phantom Share prior to the six month anniversary of the date on which such Phantom Share was credited to the Participant’s Phantom Share Account.

12.2         Withholding

To the extent legally required, participation in the Plan is subject to any legally required tax withholding with respect to a Participant’s participation in the Plan (including, without limitation, any distributions from the Plan).

12.3                          Notices; Delivery of Stock Certificates

Any notice required or permitted to be given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered by hand, a nationally recognized overnight courier or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Participant at the last address shown for the Participant on the records of the Company or such other address that the Participant shall designate in writing to the Company.  Delivery of stock certificates to persons entitled to receive them under the Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have deposited such certificates in the United States mail or personally delivered such certificates by hand or by a nationally recognized overnight courier, addressed to such person at his/her last known address on file with the Company or such other address that may be designated in writing to the Company.

12.4                          Nontransferability of Rights

Phantom Shares and other interests under the Plan are not transferable other than by will or by the laws of descent and distribution.  No Phantom Shares or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment, execution, levy or charge, and any attempt by a Participant or any Beneficiary under the Plan to do so shall be void.  No Phantom Shares or other interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or Beneficiary entitled thereto.

12.5                          Obligations Unfunded and Unsecured

The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company or any Subsidiary (including Common Stock) for payment of any amounts or issuance of any shares of Common Stock hereunder.  No Participant or other person shall own any interest in any particular assets of the Company or any Subsidiary (including Common Stock) by reason of the right to receive payment under the Plan, and any Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.  Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship amongst the Company, any Subsidiary, the Committee, and the Participants, their designated Beneficiaries or any other person.  Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds.  If the Company decides to establish any accrued reserve on its books against the future expense of benefits payable hereunder, or if the Company establishes a rabbi trust under this Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

12.6                          Governing Law

The Plan shall be governed, construed, administered and regulated in accordance with the laws of New York.  In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

12.7                          Short-Swing Profit Recovery Rule under Rule 16b-3

The Plan is intended to comply with the “short-swing” profit recovery rule pursuant to Rule 16b-3 and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith.  Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

12.8                          No Directorship Rights

The establishment and operation of this Plan shall not confer any legal rights upon any Participant or other person for a continuation of directorship, nor shall it interfere with the rights of the Company or Subsidiary to terminate a Participant’s directorship and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant under the Plan.

12.9                          Severability of Provisions

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

12.10                    Construction

The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be used in the construction of the Plan.

12.11                    Assignment

The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives.  In the event that the Company sells all or substantially all of the assets of its business and the acquiror of such assets assumes the obligations hereunder, the Company shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

12.12                    Use of Funds

All Eligible Director Fees that are received or held under the Plan may be used by the Company for any corporate purpose.

12.13                    Effective Date of Plan

The Plan is adopted, effective as of July 1, 2008.

Article 13 - Introduction

The purpose of the Overseas Shipholding Group, Inc. Non-Employee Director Deferred Compensation Plan (the “Plan”) is to provide an opportunity for directors of Overseas Shipholding Group, Inc. (the “Company”) who are not employees of the Company or a Subsidiary (as defined in Section 2.26) the ability to defer any Eligible Director Fees (as defined in Section 2.15).  Participants in the Plan are permitted to defer all or a portion of their Eligible Director Fees to the Cash Account and/or Phantom Share Account (as defined in Sections 2.5 and 2.20, respectively), as elected by the Participant.  The Company believes that the Plan enhances its ability to attract and retain directors of outstanding competence.

The shares of Common Stock available for issuance under this Plan shall be issued from treasury shares of Common Stock.  The issuance of shares of Common Stock pursuant to this Plan shall be exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(2) thereof.

This Plan is intended to comply with the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent.  To the extent that any payment or benefit hereunder is subject to Section 409A, it shall be paid in a manner that will comply with Section 409A.

Article 14 - Definitions

14.1         Account – means, with respect to each Participant, the total of a Participant’s Cash Account and Phantom Share Account.

14.2         Award Date – means the date that Eligible Director Fees would otherwise be paid to a Participant if the Participant did not elect to participate in the Plan.

14.3         Beneficiary – means a beneficiary or beneficiaries designated by the Participant under Article 9.

14.4         Board – means the Board of Directors of the Company.

14.5         Cash Account – means the account to which the Company will make a book entry to credit the portion of Eligible Director Fees that a Participant elects to defer under the Plan and deem invested in cash equivalents based on the Company’s long-term borrowing rate under the Company’s principal credit facility.

14.6         Change in Control – means, and shall be deemed to have occurred upon, any of the following events, provided that such an event is a Change in Control Event within the meaning of Code Section 409A:

(a)                                 any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any Subsidiary, any employee benefit plan sponsored or maintained by the Company, or any Subsidiary (including any trustee of any such plan acting in his capacity as trustee), becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company; provided, that no Change in Control will be deemed to have occurred as a result of an increase in ownership percentage in excess of thirty percent (30%) resulting solely from an acquisition of securities by the Company unless and until such person acquires additional shares of the Company;

(b)                                there is a merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions or a liquidation of the Company, (a “Transaction”), other than a Transaction involving only the Company and one or more of its Subsidiaries, or a

Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity in approximately the same proportion as they had in the Company immediately prior to the Transaction; or

(c)                                 during any period of twelve (12) consecutive months beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing, unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board.

14.7                          Code – means the Internal Revenue Code of 1986, as amended from time to time.

14.8                          Committee – means the Corporate Governance and Nominating Committee of the Board.  If the Board removes the Committee for any reason, “Committee” means the Board.  If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of the Plan or any interpretations or other actions of the Committee.

14.9                          Common Stock – means Common Stock of the Company, par value $1.00 per share.

14.10                    Company – means Overseas Shipholding Group, Inc., a corporation organized under the laws of the State of Delaware (or any successor).

14.11                    Deemed Dividends – means the amount of dividends (whether stock or cash), if any, which are declared on a share of Common Stock multiplied by the number of Phantom Shares credited to a Participant’s Phantom Share Account.

14.12                    Deferral Agreement – means an agreement executed by a Participant setting forth his or her election to defer receipt of his or her Eligible Director Fees and an authorization for the Company to credit such amount to a book entry Account maintained by the Company on behalf of the Participant.  A Deferral Agreement shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Company or Committee.

14.13                    Disability – means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that may result in death and, in any case, is expected to continue for a period of not less than 12 months.

14.14                    Effective Date – means the effective date of the Plan as provided in Section 12.13.

14.15                    Eligible Director Fees – means the following amounts, if any, earned by a Participant in connection with service on the Board performed during a Plan Year: (i) retainer fees earned by a Participant for service on the Board as a director or lead director during a Plan Year; (ii) fees paid for attendance during a Plan Year at Board meetings or meetings of any committee thereof in which the Participant is a member; (iii) fees earned by a Participant for services performed as a chair of any committee of the Board during a Plan Year; or (iv) any other amounts determined by the Committee in its sole discretion consistent with Section 409A (including Common Stock or restricted stock units).  Eligible Director Fees shall not include expense reimbursements.

14.16                    Exchange Act – means the Securities Exchange Act of 1934, as amended.

14.17                    Fair Market Value – means, as applied to any date,

(a)                                 with respect to the Common Stock, if the Common Stock is listed or admitted to trading on such date on The New York Stock Exchange or another national securities exchange, or quoted through the Nasdaq Stock Market, Inc. (“Nasdaq”), the closing sales price of a share as reported on the relevant composite transaction tape, if applicable, or on such principal exchange (determined by trading value in the Common Stock) or through Nasdaq, as the case may be, on such date, or in the absence of reported sales on such day, the mean between the reported bid and asked prices reported on such composite transaction tape or exchange or through Nasdaq, as the case may be, on such date; or if the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through Nasdaq, the mean between the bid and asked prices as quoted by Nasdaq on such date; or

(b)                                if the Common Stock is not listed or quoted on a national securities exchange or through Nasdaq, and the Committee determines that the Fair Market Value determined pursuant to (a) above does not properly reflect the Fair Market Value, by such other method as the Committee determines to be reasonable and consistent with applicable law.

14.18                    Participant – means a director of the Company who satisfies the eligibility requirements under Article 5 of the Plan and elects to participate in the Plan in accordance with its terms.

14.19                    Phantom Share – means a unit of measurement equivalent to one share of Common Stock but with none of the attendant rights of a stockholder of a share of Common Stock, including the right to vote (if any); except that a Phantom Share shall have the right to Deemed Dividends as described in Article 8. The Fair Market Value of a Phantom Share on any date shall be deemed to be the Fair Market Value of a share of Common Stock on that date.

14.20                    Phantom Share Account – means the account to which the Company will make a book entry to credit the portion of Eligible Director Fees that a Participant elects to defer under the Plan and deem invested in Phantom Shares, and any Deemed Dividends thereon.

14.21                    Plan – means the Overseas Shipholding Group, Inc. Non-Employee Director Deferred Compensation Plan, as amended from time to time.

14.22                    Plan Year – means the calendar year.

14.23                    Rule 16b-3 - means the “short-swing” profit recovery rule pursuant to Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or any successor provision.

14.24                    Section 409A – means Section 409A of the Code, including the final regulations promulgated thereunder or any other guidance issued by the Secretary of the Treasury or the Internal Revenue Service with respect thereto.

14.25                    Separation from Service – means a “separation from service” (as defined in Section 409A) as a director of the Company for any reason whatsoever, including, but not limited to, death, retirement, resignation, Disability, and dismissal (with or without cause).

14.26                    Subsidiary – means any “subsidiary corporation” within the meaning of Section 424(f) of the Code.  An entity shall be deemed a Subsidiary of the Company only for such periods as the requisite ownership relationship is maintained.

14.27                    Unforeseeable Emergency – means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, or of a spouse, a Beneficiary, or a dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The circumstances constituting an unforeseeable emergency shall depend on the facts of each case, but in any event, shall not be made to the extent that such emergency is or may be relieved:  (a) through liquidation or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of deferrals under this Plan.  In addition to the requirements set forth in clauses (a), (b), and (c) above, as a precondition to an unforeseen emergency, a Participant must have obtained all distributions, other than hardship distributions of salary reduction contributions under a cash-or-deferred arrangement maintained by any employer pursuant to a plan qualified under Section 401(a) of the Code which contains a cash-or-deferred arrangement and other than amounts available under another nonqualified deferred compensation plan due to the unforeseeable emergency.  This definition is intended to comply with Section 409A.

Article 15 - Common Stock

Shares of Common Stock that may be issued under the Plan shall be funded from the Company’s treasury shares.

Article 16 - Administration

16.1                          The Plan shall be administered by the Committee.  The Committee may select an administrator or any other person to whom its duties and responsibilities hereunder may be delegated.  The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable.  All interpretations, determinations and decisions of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties with respect to all matters relating to the Plan.

16.2                          The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent.  The Committee may, in its sole discretion, designate an agent to administer the Plan, keep records, send Account statements to Participants and to perform other duties relating to the Plan, as the Committee may request from time to time.  The Committee may adopt, amend or repeal any guidelines or requirements necessary for the delivery of the Common Stock or for the administration of the Plan.

16.3                          The Company shall, to the fullest extent permitted by law and the Certificate of Incorporation and By-laws of the Company, indemnify each director or employee of the Company and its Subsidiaries (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company or a Subsidiary, except in instances where any such person engages in fraud or acts in bad faith.  To the extent permitted by law, such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder.  Such indemnification shall be in addition to any rights of indemnification the person may have as a director or employee or under the Certificate of Incorporation of the Company or the By-Laws of the

Company.  Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

Article 17 - Eligibility

Any director of the Company who is not an active employee of the Company or any of its Subsidiaries shall be eligible to participate in the Plan.

Article 18 - Timing and Manner of Deferrals

18.1                          Timing of Deferral Elections

No later than December 31 immediately prior to the beginning of a Plan Year, each Participant may voluntarily elect to defer all or a portion of his or her Eligible Director Fees to be earned with respect to services performed by a Participant on behalf of the Company during such Plan Year in accordance with Section 6.2, as elected in a Deferral Agreement.  Notwithstanding the foregoing, if a Participant first becomes eligible to participate in the Plan during a Plan Year, such Participant may elect to participate in the Plan with respect to Eligible Director Fees that would otherwise be earned for services performed during that Plan Year no later than 30 days following the date such director first becomes a Participant; provided, however, that such election shall apply only to Eligible Director Fees earned subsequent to the date on which a valid Deferral Agreement is received by the Board from the Participant.

With respect to any Plan Year, a Deferral Agreement is irrevocable on and after the date the Deferral Agreement must be submitted to the Company in accordance with procedures established by the Committee, and is valid solely for the Plan Year to which the election relates.  If no new Deferral Agreement is timely made or filed in accordance with procedures established by the Committee with respect to any subsequent Plan Year, Eligible Director Fees earned during the subsequent Plan Year may not be deferred under the Plan.

18.2                          Amount of Deferral

A Participant may voluntarily elect to defer all or a portion of his or her Eligible Director Fees in 25% increments, which percentage shall apply (i) equally to all types of fees earned by a Participant during the Plan Year, or (ii) in the Committee’s sole discretion, only to certain types of fees earned by a Participant during the Plan Year, in either case as elected by the Participant in a Deferral Agreement.

18.3                           Election to Defer Eligible Director Fees into the Cash Account or Phantom Share Account

A Participant who elects to defer Eligible Director Fees in accordance with Sections 6.1 and 6.2 shall also elect whether to credit Eligible Director Fees into the Cash Account or the Phantom Share Account in 25% increments, which election shall apply equally to all Eligible Director Fees credited to the Cash Account or the Phantom Share Account.  Such election shall be made under the Deferral Agreement.

(a)                                 Election to Credit Eligible Director Fees into the Cash Account.  If a Participant elects to defer Eligible Director Fees into the Cash Account, the Company shall credit the Participant’s Cash Account, on each applicable Award Date, with an amount equal to the dollar amount of the Eligible Director Fees that the Participant elects to defer into the Cash Account.  The Company shall credit the Participant’s Cash Account with interest on the first business day of each calendar quarter at a rate equal to the Company’s then long-term borrowing rate under the Company’s principal credit facility.

(b)                                Election to Credit Eligible Director Fees into the Phantom Share Account.  If a Participant elects to defer Eligible Director Fees into the Phantom Share Account, the Company shall credit the Participant’s Phantom Share Account, on each applicable Award Date, with a number of Phantom Shares (in whole and fractional shares) determined by dividing (x) the dollar amount of the Participant’s Eligible Director Fees that the Participant elects to defer into the Phantom Share Account in accordance with the Participant’s Deferral Agreement by (y) the Fair Market Value of a share of Common Stock on each applicable Award Date.  A Participant shall not have rights in respect of the shares of Common Stock until such shares are distributed in accordance with Section 7.2 below.

(c)                                 Transfers Between Accounts.  Amounts credited to one Account may not be transferred into another Account.

Article 19 - Vesting and Distribution

19.1                           Vesting

A Participant’s Account shall be fully vested at all times.

19.2         Distribution of Account

(a)                                 Except as otherwise provided in Article 11 and Section 12.1 hereof, a Participant’s Account shall be distributed to the Participant (or, in the case of a Participant’s death, his or her Beneficiary) in its entirety no later than sixty (60) days after the earliest to occur of the following: (i) a Participant’s Separation from Service; (ii) a Change in Control; or (iii) the date designated in a Deferral Agreement, which date shall be either 3, 5 or 10 years from the Award Date, unless a subsequent deferral election is made pursuant to Section 7.2(b).  Any distribution delayed pursuant to Section 12.1(b) hereof shall be made as soon as practicable following the six-month anniversary of the date on which the underlying Phantom Share was credited to the Participant’s Phantom Share Account.  A Participant’s Phantom Share Account shall be distributed in Common Stock, and a Participant’s Cash Account shall be distributed in a lump sum cash payment.  Fractional shares of Common Stock shall be rounded-down for fractions less than one-half and rounded-up for fractions equal to or greater than one-half.  No cash settlements shall be made with respect to fractional shares eliminated by rounding.

(b)                                Notwithstanding the foregoing, if the Committee shall so permit, a Participant may elect to extend the deferral period and thereby defer payment of the deferred amount plus earnings thereon, provided that the Participant’s subsequent deferral election:  (i) may not be effective until 12 months after the date the subsequent election is made; (ii) the subsequent election must be made at least 12 months prior to the date the payment would otherwise be made; and (iii) the payment is delayed by at least five years from the original payment date under Section 7.2(a)(iii) (or any subsequent election).

19.3         Unforeseeable Emergency

If a Participant suffers an Unforeseeable Emergency, as defined herein, the Board, in its sole discretion, may pay as soon as administratively feasible to the Participant only that portion, if any, of his or her account that the Board determines is necessary to satisfy the emergency need, including any amount necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution.  A Participant requesting an emergency payment pursuant to this Section 7.3 shall apply for the payment in writing in a form approved by the Board and shall provide such additional information as the Board may require.

Article 20 - Deemed Dividends

At such time or times as any dividends on Common Stock shall be distributed to the Company’s stockholders, the Company shall credit Deemed Dividends to the Participant’s Phantom Share Account, as applicable.  Deemed Dividends so credited to the Participant’s Phantom Share Account that are cash dividends shall be deemed reinvested in shares of Common Stock (based on the Fair Market Value of such shares on the date the dividend is paid).

Article 21 - Designation of Beneficiary

A Participant may designate one or more Beneficiaries to receive the Participant’s benefits under the Plan in the event of his or her death.  Such designation, or any change therein, must be in writing in a form acceptable to the Committee and shall be effective upon receipt by the Committee.  If there is no effective Beneficiary designation, the Participant’s Beneficiary shall be the Participant’s estate.  Upon the acceptance by the Committee of a new Beneficiary designation form, all Beneficiary designations previously filed shall be canceled.  The Committee shall be entitled to rely on the last Beneficiary designation form filed by the Participant and accepted by the Committee prior to his or her death.

Article 22 - Adjustments

In the event of a stock dividend, stock split, reverse stock split, combination or reclassification of shares, recapitalization, merger, consolidation, exchange, spin-off or otherwise which affects the Common Stock, the Committee shall make appropriate equitable adjustments in:

(a)                                 the number or kind of shares of Common Stock or securities with respect to which Phantom Shares shall be awarded;

(b)                                the number and kind of shares of Common Stock remaining subject to outstanding Phantom Shares;

(c)                                 the number of Phantom Shares credited to the Phantom Share Account of each Participant; and

(d)                                the method of determining the value of Phantom Shares.

Article 23 - Amendment or Termination of Plan

The Company reserves the right to amend, terminate or freeze the Plan at any time, subject to the requirements of Section 409A, by action of its Board (or a duly authorized committee thereof) or the Committee, provided that no such action shall adversely affect a Participant’s rights under the Plan with respect to Eligible Director Fees that have been deferred before the date of such action.  Notwithstanding the foregoing, the Company may shorten the deferral period in accordance with Section 409A in its sole discretion.  No amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval of such amendment is required to comply with any applicable law, regulation or stock exchange rule.  Upon termination of the Plan, a Participant’s Account shall be distributed solely in accordance with the requirements of Section 409A.  Upon freezing of the Plan, all Eligible Director Fees deferred under the Plan prior to freezing shall continue to be held under the Plan in accordance with Section 7.2.  Notwithstanding the foregoing, the Company may amend the Plan to comply with Section 409A.

Article 24 - Miscellaneous Provisions

24.1                          No Distribution; Compliance with Legal Requirements

(a)                                  The Committee may require each person acquiring shares of Common Stock under the Plan to represent to, and agree with, the Company in writing that such person is acquiring the shares without a view to distribution thereof.  Notwithstanding anything herein to the contrary, no shares of Common Stock shall be issued until all applicable securities laws and other legal and stock exchange requirements have been satisfied.  The Committee may require the placing of such stop-orders and restrictive legends on certificates for Common Stock as it deems appropriate.

(b)                                 Notwithstanding anything herein to the contrary, in no event shall a share of Common Stock be issued in relation to a Phantom Share prior to the six month anniversary of the date on which such Phantom Share was credited to the Participant’s Phantom Share Account.

24.2                          Withholding

To the extent legally required, participation in the Plan is subject to any legally required tax withholding with respect to a Participant’s participation in the Plan (including, without limitation, any distributions from the Plan).

24.3                          Notices; Delivery of Stock Certificates

Any notice required or permitted to be given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered by hand, a nationally recognized overnight courier or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Participant at the last address shown for the Participant on the records of the Company or such other address that the Participant shall designate in writing to the Company.  Delivery of stock certificates to persons entitled to receive them under the Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have deposited such certificates in the United States mail or personally delivered such certificates by hand or by a nationally recognized overnight courier, addressed to such person at his/her last known address on file with the Company or such other address that may be designated in writing to the Company.

24.4                          Nontransferability of Rights

Phantom Shares and other interests under the Plan are not transferable other than by will or by the laws of descent and distribution.  No Phantom Shares or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment, execution, levy or charge, and any attempt by a Participant or any Beneficiary under the Plan to do so shall be void.  No Phantom Shares or other interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or Beneficiary entitled thereto.

24.5                          Obligations Unfunded and Unsecured

The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company or any Subsidiary (including Common Stock) for payment of any amounts or issuance of any shares of Common Stock hereunder.  No Participant or other person shall own any interest in any particular assets of the Company or any Subsidiary (including Common Stock) by reason of the right to receive payment under the Plan, and any Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.  Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship amongst the Company, any Subsidiary, the Committee, and the Participants, their designated Beneficiaries or any other person.  Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds.  If the Company decides to establish any accrued reserve on its books against the future expense of benefits payable hereunder, or if the Company establishes a rabbi trust under this Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

24.6                          Governing Law

The Plan shall be governed, construed, administered and regulated in accordance with the laws of New York.  In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

24.7                          Short-Swing Profit Recovery Rule under Rule 16b-3

The Plan is intended to comply with the “short-swing” profit recovery rule pursuant to Rule 16b-3 and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith.  Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

24.8                          No Directorship Rights

The establishment and operation of this Plan shall not confer any legal rights upon any Participant or other person for a continuation of directorship, nor shall it interfere with the rights of the Company or Subsidiary to terminate a Participant’s directorship and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant under the Plan.

24.9                          Severability of Provisions

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

24.10                    Construction

The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be used in the construction of the Plan.

24.11                    Assignment

The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives.  In the event that the Company sells all or substantially all of the assets of its business and the acquiror of such assets assumes the obligations hereunder, the Company shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

24.12                    Use of Funds

All Eligible Director Fees that are received or held under the Plan may be used by the Company for any corporate purpose.

24.13                    Effective Date of Plan

The Plan is adopted, effective as of July 1, 2008.